Exhibit 10.1

INDEMNIFICATION AGREEMENT

This Indemnification Agreement, made and entered into as of October    , 2017 (the “Agreement”), by and between WatchGuard, Inc., a Delaware corporation (the “Company”), and                      (the “Indemnitee”):

WHEREAS, highly competent persons may be reluctant to serve as directors, officers, employees, fiduciaries and other agents (“Representatives”) of corporations unless they are provided with adequate protection through insurance or adequate indemnification against risks of claims and actions against them arising out of their service to and activities on behalf of such corporations; and

WHEREAS, the Board of Directors of the Company has determined that difficulties in attracting and retaining such persons are detrimental to the best interests of the Company’s stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future; and

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify such persons as set forth herein so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified; and

WHEREAS, Indemnitee is willing to serve, continue to serve and/or to take on additional service for or on behalf of the Company on the condition that Indemnitee be so indemnified;

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

ARTICLE I

DEFINITIONS

For purposes of this Agreement the following terms shall have the meaning given here:

1.01    “Board” shall mean the Board of Directors of the Company.

1.02    “Change of Control” shall mean the first of the following events to occur:

(a)	there is consummated a merger or consolidation to which the Company or any direct or indirect subsidiary of the Company is a party if the merger or consolidation would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) less than 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation;

(b)

the direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) in the aggregate of securities of the Company representing fifty percent (50%) or more of the total combined voting power of the Company’s then issued and outstanding securities is acquired by any person or entity, or group of associated persons or entities acting in concert; provided, however, that for purposes hereof, the following acquisitions shall not constitute a Change of Control: (A) any acquisition by the Company or any of its subsidiaries, (B) any acquisition directly from the Company or any of its subsidiaries, (C) any acquisition by any employee benefit plan (or related trust or fiduciary) sponsored or maintained by the Company or any corporation controlled by the Company, (D) any acquisition by an underwriter temporarily holding securities pursuant to an offering of such securities, (E) any acquisition by a corporation owned, directly or indirectly, by the members of the Company in substantially the same proportions as their ownership of stock of the Company, (F) any acquisition in connection with which, pursuant to Rule 13d-1 promulgated pursuant to the Exchange Act, the individual, entity or group is permitted to, and actually does, report its beneficial ownership on Schedule 13G (or any successor Schedule); provided that, if any such individual, entity or group subsequently becomes required to or does report its beneficial ownership on Schedule 13D (or any successor Schedule), then, for purposes of this paragraph, such individual, entity or group shall be deemed to have first acquired, on the first date on which such individual, entity or group becomes required to or does so report on Schedule 13D, beneficial ownership of all of the voting securities of the Company beneficially owned by it on such date, and (G) any acquisition in connection with a merger or consolidation which, pursuant to Section 1.02(a) above, does not constitute a Change of Control;

(c)	there is consummated a transaction contemplated by an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by members of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale;

(d)	the members of the Company approve any plan or proposal for the liquidation of the Company,

(e)	a change in the composition of the Board such that the “Continuity Directors” cease for any reason to constitute at least a majority of the Board. For purposes of this clause, “Continuity Directors” means (A) those members of the Board who were directors on the date hereof and (B) those members of the Board (other than a director whose initial assumption of office was in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) who were elected or appointed by, or on the nomination or recommendation of, at least a majority of the then-existing directors who either were directors on the date hereof or were previously so elected or appointed; or

(f)	such other event or transaction as the Board shall determine constitutes a Change of Control.

1.03 “Company” has the meaning set forth in the introductory paragraph above. For purposes of this Agreement, references to the “Company” shall include, in addition to the resulting company, any constituent company (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its Representatives, so that any person who is or was a Representative of such constituent company, or is or was serving at the request of such constituent company as a Representative of another company, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Agreement with respect to the resulting or surviving company as he or she would have with respect to such constituent company if its separate existence had continued.

1.04 “Corporate Status” describes the status of a person who is or was a Representative of the Company or, while a Representative of the Company, is or was serving at the express written request of the Company as a Representative of another Enterprise, including service with respect to an employee benefit plan.

1.05 “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

1.06 “Enterprise” shall mean the Company and any other corporation, company, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the express written request of the Company as a Representative.

1.07 “Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements, costs, expenses and obligations paid or incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding (including attorneys’ fees and related disbursements, judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended from time to time, and any other penalties and amounts paid or to be paid in settlement thereof). Expenses also shall include, without limitation, (i) expenses incurred in connection with any appeal resulting from, incurred by Indemnitee in connection with, arising out of, in respect of or relating to, any Proceeding, including, without limitation, the premium, security for, and other costs relating to any cost bond, supersedes bond, or other appeal bond or its equivalent, (ii) for purposes of Section 8.05 of this Agreement only, expenses incurred by Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement, by litigation or otherwise, (iii) any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement and (iv) any interest, assessments or other charges in respect of the foregoing.

1.08 “Good Faith” shall mean Indemnitee having acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal Proceeding, in a manner in which Indemnitee would have had no reasonable cause to believe Indemnitee’s conduct was unlawful. Notwithstanding the foregoing definition, the Indemnitee shall not be deemed to have acted in “Good Faith” in instances where the Indemnitee has been finally adjudicated by a court of competent jurisdiction to have acted in a grossly negligent manner. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, have reasonable cause to believe that the person’s conduct was unlawful.

1.09 “Independent Counsel” means a law firm, or an attorney employed by or serving as a member of a law firm, that is experienced in matters of corporation law and/or limited liability company law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’ s rights under this Agreement.

1.10 “Proceeding” includes any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other threatened, pending or completed proceeding whether civil, criminal, administrative or investigative, other than one initiated by Indemnitee. For purposes of the foregoing sentence, a “Proceeding” shall not be deemed to have been initiated by Indemnitee where Indemnitee seeks to enforce Indemnitee’s rights under this Agreement pursuant to Article VIII of this Agreement.

ARTICLE II

TERM OF AGREEMENT

This Agreement shall continue until and terminate upon the later of: (i) 10 years after the date that Indemnitee shall have ceased to serve as a Representative of the Company or of any other Enterprise which Indemnitee served at the express written request of the Company; or (ii) the final termination of all pending Proceedings in respect of which Indemnitee is granted rights of the indemnification or advancement of Expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Article VIII of this Agreement relating thereto.

ARTICLE III

SERVICES BY INDEMNITEE, NOTICE OF PROCEEDINGS

3.01 Services. Indemnitee agrees to serve as a Representative. The duties and obligations of a Representative may be set forth in the Company’s Bylaws, as may be amended from time to time (the “Bylaws”). Indemnitee may at any time and for any reason resign from such position (subject to any other contractual obligation or any obligation imposed by operation of law).

3.02 Notice of Proceeding. Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder.

3.03 Duty of Cooperation and Disclosure. In any Proceeding in which the Company is advancing Expenses or providing an indemnification to the Indemnitee, the Indemnitee shall fully cooperate with the person, persons, insurers or entities acting on the Company’s or Indemnitee’s behalf, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and relates to the subject Proceeding, and the Company’s indemnification and advancement obligations hereunder shall at all times be subject to the Indemnitee’ s duty of cooperation. At the time of Indemnitee’s request for indemnification, Indemnitee shall disclose to the Company all relevant facts and circumstances within the Indemnitee’s personal knowledge that pertain to the request and underlying dispute.

ARTICLE IV

INDEMNIFICATION

4.01 In General. Notwithstanding any amendment, modification or repeal of the indemnification provisions of the Delaware General Corporation Law, as amended, or other applicable law, the Certificate of Incorporation or the Bylaws after the date of this Agreement, and subject to the exceptions set forth in Section 4.05 herein, if Indemnitee was or is, or is threatened to be made, a party to any Proceeding by reason of Indemnitee’s (a) acts or omissions made in Good Faith and (b) his or her Corporate Status, the Company shall indemnify Indemnitee to the fullest extent permitted by applicable law in effect on the date hereof and to such greater extent as applicable law may thereafter from time to time permit. The rights to indemnification and to the advancement of Expenses conferred in this Agreement shall apply to claims made against an Indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof. The rights to indemnification and to the advancement of Expenses hereunder shall only apply to a Proceeding initiated by Indemnitee if (i) such Proceeding has been authorized by the Board or (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law.

4.02 Proceedings Other Than Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Section 4.02 if, by reason of Indemnitee’s Corporate Status, Indemnitee was or is, or is threatened to be made, a party to or participant in any Proceeding, other than a Proceeding by or in the right of the Company. Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in Good Faith.

4.03 Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Section 4.03 if, by reason of Indemnitee’s Corporate Status, Indemnitee was or is, or is threatened to be made, a party to or is otherwise involved in any Proceeding brought by or in the right of the Company to procure a judgment in its favor. Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in Good Faith. Notwithstanding the foregoing, no such indemnification shall be made in respect of any claim, issue or matter in such Proceeding as to which Indemnitee shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such Expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

4.04 Indemnification of a Party Who is Wholly or Partly Successful. Subject to the exceptions set forth in Section 4.05 herein, to the extent that Indemnitee was or is, by reason of Indemnitee’s Corporate Status, a party to and is successful, on the merits or otherwise, in defense of any Proceeding, Indemnitee shall be indemnified to the maximum extent permitted by law, against all Expenses, actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any claim, issue or matter therein. Subject to the exceptions set forth in Section 4.05, if Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee to the maximum extent permitted by law, against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section 4.04 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter, so long as there has been no finding (either adjudicated or pursuant to Article VI) that Indemnitee did not act in Good Faith.

4.05 Exceptions. Notwithstanding anything to the contrary herein, the Company shall not be obligated to advance Expenses or indemnify the Indemnitee pursuant to this Agreement with respect to:

(a)	Expenses for which the Indemnitee is indemnified pursuant to any directors and officers insurance policy purchased and maintained by the Company (as provided in Article IX). It is specifically understood that the indemnity provided in this Agreement is in excess of any such directors and officers insurance policy and the Indemnitee will look first to the directors and officers insurance policy;

(b)	Remuneration paid to the Indemnitee if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law;

(c)	Indemnitee’s reimbursement to the Company of any bonus or other incentive-based or equity-based compensation previously received by Indemnitee or payment of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements under Section 304 of the Sarbanes-Oxley Act of 2002 or Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act in connection with an accounting restatement of the Company or the payment to the Company of profits arising from the purchase or sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act of 2002);

(d)	Expenses incurred on account of any Proceeding in which judgment is rendered against the Indemnitee for an accounting of profits made from the purchase or sale by the Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Exchange Act or similar provisions of any federal, state or local law;

(e)	Expenses incurred on account of the Indemnitee’s conduct which is finally adjudged by a court of competent jurisdiction to have been, or which Indemnitee has admitted facts sufficient for the Independent Counsel or court to reasonably conclude that the Indemnitee’s conduct was: (1) a breach of the duty of loyalty owed to the Company, (2) an act or omission which was not in Good Faith, (3) an act or omission which involved intentional misconduct or, with respect to any criminal Proceeding, a knowing violation of law, or (4) a transaction from which the Indemnitee derived an improper personal benefit;

(f)	If a final decision by a court of competent jurisdiction in the matter shall determine that such indemnification is not lawful as against public policy; or

(g)	Any income taxes, or any interest or penalties related to them, in respect of compensation received for services as a director and/or officer.

4.06 Indemnification for Expenses as a Witness. To the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a witness in any Proceeding, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith.

ARTICLE V

ADVANCEMENT OF EXPENSES

5.01 Statement of Expenses. The Company shall advance all reasonable Expenses which, by reason of Indemnitee’s Corporate Status, were incurred by or on behalf of Indemnitee in connection with any Proceeding, within thirty (30) days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by an undertaking by or on behalf of Indemnitee to repay any Expenses if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses.

5.02 Assumption of Defense. In the event the Company (i) shall be obligated to advance the Expenses for any Proceeding against Indemnitee by a third party and (ii) acknowledges in writing the Company’s obligation to indemnify the Indemnitee with respect to such Proceeding (subject to the terms of this Agreement), the Company shall be entitled to assume the defense of such Proceeding as provided herein. Such defense by the Company may include the representation of two or more parties by one attorney or law firm as permitted under the ethical rules and legal requirements related to joint representations, subject to exceptions set forth below in the event of a potential conflict of interest. Following delivery of written notice to Indemnitee of the Company’s election to assume the defense of such Proceeding and the Company’s acknowledgment of its indemnification obligation with respect to such Proceeding, the approval by Indemnitee (which approval shall not be unreasonably withheld) of counsel designated by the Company and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees and expenses of separate counsel subsequently incurred by Indemnitee with respect to the same Proceeding so long as such Proceeding is diligently defended. For the avoidance of doubt, a potential conflict of interest shall be deemed a reasonable basis for the Indemnitee to withhold consent under this section. If (i) the employment of counsel by Indemnitee has been previously authorized by the Company, (ii) Indemnitee shall have notified the Board in writing that Indemnitee has reasonably concluded that there is likely to be a conflict of interest between the Company (or any other co-clients as provided above) and Indemnitee in the conduct of any such defense, or (iii) the Company fails to employ counsel to assume the defense of such Proceeding, the fees and expenses of Indemnitee’s own counsel shall be subject to indemnification and/or advancement pursuant to the terms of this Agreement. Nothing herein shall prevent Indemnitee from employing counsel for any such Proceeding at Indemnitee’s own expense.

ARTICLE VI

PROCEDURES FOR DETERMINATION OF ENTITLEMENT TO INDEMNIFICATION

6.01 Initial Request. To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The President, General Counsel or any other officer of the Company shall promptly advise the Board in writing that Indemnitee has requested indemnification.

6.02 Method of Determination. A determination (if required by applicable law) with respect to Indemnitee’s entitlement to indemnification shall be made, as follows:

(a)	if a Change of Control has occurred, unless Indemnitee shall request in writing that such determination be made in accordance with clause (b) of this Section 6.02, the determination shall be made by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee.

(b)	If a Change of Control has not occurred, and subject to Section 6.03, the determination shall be made by (i) a majority vote of the Disinterested Directors, even though less than a quorum; (ii) by a committee of Disinterested Directors designated by majority vote of such Disinterested Directors, even though less than a quorum; (iii) if there are no such Disinterested Directors, by the Independent Counsel in a written opinion to the Board, or (iv) by the Company’s stockholders.

6.03 Selection, Payment, Discharge, of Independent Counsel. In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 6.02 of this Agreement, the Independent Counsel shall be selected, paid, and discharged in the following manner:

(a)	If a Change of Control has not occurred, the Independent Counsel shall be selected by the Board, and the Company shall give written notice to Indemnitee advising Indemnitee of the identity of the Independent Counsel so selected.

(b)	If a Change of Control has occurred, the Independent Counsel shall be selected the by Indemnitee (unless Indemnitee shall request that such selection be made by the Board, in which event clause (a) of this Section 6.03 shall apply) and approved by the Board, which approval shall not be unreasonably withheld, conditioned or delayed.

(c)	Following the initial selection described in clauses (a) or (b) of this Section 6.03, Indemnitee or the Company, as the case may be, may, within ten (10) days after such written notice of selection has been given, deliver to the other party a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel does not meet the criteria as set forth in Section 1.09 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is made, the Independent Counsel so selected may not serve as Independent Counsel unless and until a court has determined that such objection is without merit.

(d)	Either the Company or Indemnitee may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction if the parties have been unable to agree on the selection of Independent Counsel within twenty (20) days after submission by Indemnitee of a written request for indemnification pursuant to Section 6.01 of this Agreement. Such petition may request a determination as to whether an objection to the party’s selection is without merit and/or to seek the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate. A person so appointed shall act as Independent Counsel under Section 6.02 of this Agreement.

(e)	The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to this Agreement, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 6.03, regardless of the manner in which such Independent Counsel was selected or appointed.

(f)	Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 8.01(c) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

6.04 Company Response. If a determination by the Company that Indemnitee is entitled to indemnification pursuant to this Agreement is required, and the Company fails to respond within sixty (60) days to a written request for indemnity, the Company shall be deemed to have approved the request, absent (i) a misstatement by Indemnitee of a material fact or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading in connection with the request for indemnification or (ii) a prohibition of such indemnification under applicable law.

6.05 Cooperation. Indemnitee shall cooperate with the person, persons or entity making the determination with respect to Indemnitee’s entitlement to indemnification under this Agreement, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any expenses, costs, disbursements and obligations (including attorneys’ fees) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

6.06 Payment. If it is determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination.

6.07 Reservation of Rights. Notwithstanding anything to the contrary herein, if it is determined that Indemnitee is entitled to indemnification hereunder, the Company shall have the obligation to advance to the Indemnitee any Expenses incurred by Indemnitee in connection therewith; provided, however, that all amounts advanced in respect of such Expenses shall be repaid to the Company by Indemnitee to the extent it shall be determined in a final judgment of a court of competent jurisdiction that Indemnitee is not entitled to be indemnified for such Expenses.

ARTICLE VII

PRESUMPTIONS

7.01 Effect of Other Proceedings. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) be conclusive as to the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in Good Faith.

7.02 Reliance as Safe Harbor. For purposes of any determination of Good Faith, Indemnitee shall be deemed to have acted in Good Faith if Indemnitee’s action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or the expert selected with reasonable care by the Enterprise. The provisions of this Section 7.02 shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

7.03 Service for Subsidiaries. If Indemnitee is serving as a director, officer, employee or agent of another Enterprise, at least 50% of whose equity interests are owned by the Company, Indemnitee shall be conclusively presumed to be serving in such capacity at the request of the Company.

ARTICLE VIII

REMEDIES OF INDEMNITEE

8.01 Application. This Article VIII shall apply in the event of a Dispute. For purposes of this Article, “Dispute”, shall mean any of the following events:

(a)	a determination is made pursuant to Article VI of this Agreement that Indemnitee is not entitled to indemnification under this Agreement;

(b)	advancement of Expenses is not timely made pursuant to Article V of this Agreement;

(c)	the determination of entitlement to be made pursuant to Section 6.02 of this Agreement has not been made within sixty (60) days after receipt by the Company of the request for indemnification;

(d)	payment of indemnification is not made pursuant to Section 4.06 of this Agreement within thirty (30) days after receipt by the Company of a written request therefore; or

(e)	payment of indemnification is not made within thirty (30) days after a determination has been made that Indemnitee is entitled to indemnification.

8.02 Adjudication. In the event of a Dispute, Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of Indemnitee’s entitlement to such indemnification or advancement of Expenses. Indemnitee shall commence such proceeding seeking adjudication within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 8.02.

8.03 De Novo Review. In the event that a determination shall have been made pursuant to Article VI of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Article VIII shall be conducted in all respects as a de novo trial, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination.

8.04 Company Bound. If a determination shall have been made or deemed to have been made pursuant to Article VI of the Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding absent (i) a misstatement by Indemnitee of a material fact or an omission of a material fact necessary to make Indemnitee’ s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

8.05 Expenses of Adjudication. In the event that Indemnitee, pursuant to this Article VIII, seeks a judicial adjudication to enforce Indemnitee’s rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all Expenses actually and reasonably incurred by Indemnitee in such adjudication, but only if Indemnitee prevails therein. If it shall be determined in such adjudication that Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the Expenses incurred by Indemnitee in connection with such adjudication shall be appropriately prorated.

ARTICLE IX

NON-EXCLUSIVITY, INSURANCE, SUBROGATION

9.01 Non-Exclusivity. The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under the Company’s Certificate of Incorporation, the Bylaws, or under any agreement, vote of stockholders or disinterested directors or otherwise. No amendment, alteration, rescission or replacement of this Agreement or any provision hereof shall be effective as to Indemnitee with respect to any action taken or omitted by such Indemnitee in Indemnitee’s Corporate Status prior to such amendment, alteration, rescission or replacement.

9.02 Insurance. The Company shall maintain an insurance policy or policies against liability arising out of this Agreement or otherwise.

9.03 Subrogation. In the event of any payment under this Agreement, the Company shall be subrogated to any rights of recovery of Indemnitee who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

9.04 No Duplicative Payment. The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

ARTICLE X

GENERAL PROVISIONS

10.01 Binding Effect, Etc. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, executors and personal and legal representatives. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as an officer or director of the Company or of any other Enterprise at the Company’s request, until such time as set forth in Article II.

10.02 Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever:

(a)	the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and

(b)	to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, which is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

10.03 No Adequate Remedy. The parties declare that it is impossible to measure in money the damages which will accrue to either party by reason of a failure to perform any of the obligations under this Agreement. Therefore, if either party shall institute any action or proceeding to enforce the provisions hereof, such party against whom such action or proceeding is brought hereby waives the claim or defense that such party has an adequate remedy at law, and such party shall not urge in any such action or proceeding the claim or defense that the other party has an adequate remedy at law.

10.04 Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

10.05 Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

10.06 Modification and Waiver. No supplement modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions thereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

10.07 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

If to Indemnitee, to:	As shown with Indemnitee’s Signature below.

If to the Company to:	WatchGuard, Inc.
415 Century Pkwy
Allen, Texas 75013
Attn: General Counsel

or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

10.08 Governing Law. The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the state of Delaware without application of the conflict of laws principles thereof. No amendment, repeal, adoption or modification of law, shall adversely affect any right or protection of any person granted pursuant hereto existing at, or arising out of or related to any event, act or omission that occurred prior to, the time of such amendment, repeal, adoption or modification (regardless of when any Proceeding relating to such event, act or omission arises or is first threatened, commenced or completed).

10.09 Third-Party Beneficiaries. Nothing in this Agreement is intended to confer any rights or remedies under or by reason of this Agreement on any other person or persons other than the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement is intended to relieve or discharge the obligations or liability of any third persons to the Company. Except as expressly set forth in this Agreement, no provision of this Agreement shall give any third parties any right of subrogation or action over or against the Company.

10.10 Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties hereto in reference to all the matters herein agreed upon. This Agreement replaces in full all prior indemnification agreements or understandings between the Company, including any of its subsidiaries, and the Indemnitee, and any all such prior agreements or understandings are hereby rescinded by mutual agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

COMPANY	WATCHGUARD, INC.

By:
Name:
Title:

INDEMNITEE

Name:

Indemnitee’s Address for Notices:

Signature Page to Indemnification Agreement